                                   EXHIBIT 5

                                  June 1, 1995


Pennsylvania Real Estate Investment Trust
455 Pennsylvania Avenue
Suite 135
Fort Washington, PA 19034

         RE: Pennsylvania Real Estate Investment Trust - Registration Statement on Form S-8
              -------------------------------------------------------------

Gentlemen:

         Our opinion has been requested in connection with the Registration Statement ("Registration Statement") and the Prospectus included therein (the "Prospectus") of Pennsylvania Real Estate Investment Trust, an unincorporated association in business trust form, formed in Pennsylvania pursuant to a trust agreement dated December 27, 1960, as amended and restated on December 16, 1987 (the "Trust"). The Registration Statement, which was filed by EDGAR transmission on the date hereof with the Securities and Exchange Commission on Form S-8 under the Securities Act of 1933, as amended, relates to the issuance of up to 100,000 shares of beneficial interest, par value $1.00 (the "Shares") of the Trust in connection with the Trust's 1993 Jonathan B. Weller Non Qualified Stock Option Plan (the "Plan").

         We are rendering this Opinion to you pursuant to Item 601(b)(5) of Regulation S-K.

                  We are generally familiar with the affairs of the Trust, with the preparation of the Registration Statement, and with the conduct of trust proceedings related to the Plan. In order to render this opinion, we have reviewed originals or copies (certified to our satisfaction to be true and correct) of the following documents:

         (I)      The Trust Agreement, as Amended and Restated December 16,
                  1987;

         (II) Resolutions duly adopted at the December 14, 1993 meeting of the Board of Trustees of the Trust;


                                      5-1

Pennsylvania Real Estate Investment Trust
June 1, 1995
Page 2



         (III) Minutes of the Annual Meeting of Holders of Certificates of Beneficial Interest of the Trust, held on December 15, 1994;

         (IV) Resolutions duly adopted at the September 17, 1990 meeting of the Board of Trustees of the Trust;

         (V) Minutes of the Annual Meeting of Holders of Certificates of Beneficial Interest of the Trust, held on December 19, 1990;

         (VI) The Trust's Proxy Materials in connection with the 1994 Annual Meeting of Holders of Certificates of Beneficial Interest;

         (VII) The Trust's Additional Listing Applications with the American Stock Exchange respecting the Shares, approved on September 30, 1991 and March 6, 1995; and

         (VIII)   The Plan.

         Based upon the foregoing, it is our opinion that:

         1. The Trust validly exists under the laws of the Commonwealth of Pennsylvania, has duly recorded its Trust Agreement and has all requisite authority to conduct the business in which it is engaged.

         2. The Shares, which are issuable upon the exercise of options granted pursuant to the terms of the Plan and are included in the Registration Statement, have been duly and validly authorized and reserved for issuance by all necessary action of the Trust and, when delivered against payment of the exercise price therefor as provided in the Plan, will be legally issued, fully paid and non-assessable.

                  As described in the Registration Statement under the caption "Legal Opinion", Sylvan M. Cohen, Esquire, Chairman, Chief Executive Officer and a Trustee of the Trust, and Robert Freedman, Esquire, a Trustee of the Trust, are partners of this firm, and Messrs. Cohen, Freedman and other attorneys in this firm own, beneficially or otherwise, Shares of the Trust. In addition, Mr. Cohen holds options to purchase up to 91,250 Shares pursuant to the Trust's Amended Incentive and Nonqualified Stock Option Plan. Mr. Freedman holds options to purchase up to 6,000 Shares pursuant to the Trust's Option Plan for Non-Employee Trustees.



                                      5-2

Pennsylvania Real Estate Investment Trust
June 1, 1995
Page 3


                  We hereby consent to the reference to our firm contained in the Registration Statement filed with the Commission of which the Prospectus is part and to the use of this Opinion as an exhibit to the Registration Statement.


                                               Very truly yours,



                                               /s/ COHEN, SHAPIRO, POLISHER,
                                               SHIEKMAN AND COHEN

                                               COHEN, SHAPIRO, POLISHER,
                                               SHIEKMAN AND COHEN















                                      5-3